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                                                                    EXHIBIT 99.1


                                    CONSENT
                                    -------


     I, LAURENCE S. GELLER, do hereby consent to become a director of Vistana, Inc., a Florida corporation (the "Company"), effective upon the completion of the offering of the common stock of the Company pursuant to the Registration Statement on Form S-1 (No. 333-19045) initially filed by the Company on December 31, 1996, as the same may amended or supplemented (the "Registration Statement"), and to the inclusion of my name in said Registration Statement under the sections captioned "Management" and "Principal and Selling Shareholders."


Dated:  February 4, 1997.



     /s/ Laurence S. Geller
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     Laurence S. Geller